EXHIBIT 23.1

ZUBRA INC.

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 27, 2014 relating to the financial statements of ZUBRA INC. (A Development Stage Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Tel Aviv, Israel February 27, 2014	Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm